UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2011

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2011, Biolase Technology, Inc. (the "Company"), Koninklijke Philips Electronics N.V. ("Philips Electronics") and Discus Dental LLC ("Discus," and together with Philips Electronics, "Philips") finalized a binding settlement agreement (the "Settlement Agreement") to fully settle and dismiss with prejudice all claims asserted by Philips against the Company in a lawsuit in U.S. District Court for the Central District of California, which included claims of design patent infringement, federal unfair competition, common law trademark infringement, unfair competition, and violation of the California Unfair Trade Practices Act.

All of Philips’ claims against the Company have been completely dropped and dismissed in their entirety. In connection with the Settlement Agreement, Philips will receive a one-time nominal payment, most of which will be paid by the Company's insurance carrier. The Settlement Agreement contains confidentiality provisions that limit disclosure of the terms of the settlement except as required by law.

A copy of the press release announcing the Settlement Agreement is furnished as Exhibit 99.1 and incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of Biolase Technology, Inc., dated June 16, 2011.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

June 16, 2011	By:	/s/ Federico Pignatelli

Name: Federico Pignatelli
Title: Chairman and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Biolase Technology, Inc., dated June 16, 2011.